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                                                                    EXHIBIT 4.2


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


              THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 1st day of May, 1997 by and among P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation (the "Company"), and the PERSONS listed on Schedule 1 attached hereto.

                                    RECITALS

              WHEREAS, as a condition precedent to the consummation of the transactions contemplated by that certain Stock Purchase Agreement (the "Original Purchase Agreement") dated as of February 1, 1996 among the Company and certain of the shareholders of the Company (the "Original Investors"), the Company and the Original Investors entered into a Registration Rights Agreement (the "Original Registration Rights Agreement") dated as of February 28, 1996;

              WHEREAS, the Company has entered into a Stock Purchase Agreement (the "New Purchase Agreement") dated as of April 28, 1997 with certain of the Original Investors and additional investors (collectively, the "Purchasers"), pursuant to which the Company will issue shares of its Series B Convertible Preferred Stock to the Purchasers; and

              WHEREAS, in order to induce the Purchasers to enter into the New Purchase Agreement, the Company has agreed to amend and restate the Original Registration Rights Agreement to grant the benefits of the Original Registration Rights Agreement to the holders of the Series B Convertible Preferred Stock and to join those Purchasers not party to the Original Registration Rights Agreement.

                                   AGREEMENTS

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. (a) Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings indicated:

                  "Agent" means any Person authorized to act and who acts on behalf of any holder of Registrable Securities with respect to the transactions contemplated by this Agreement or the Stock Purchase Agreements.
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                  "Agreement Year" means each consecutive twelve-month period beginning with the date of the Original Registration Rights Agreement.

                  "Business Days" means all days other than Saturday or Sunday or any day on which banking institutions in New York, New York are authorized or obligated by law to close.

                  "Common Stock" means capital stock of the Company, however designated, which is not limited as to the amount of dividends (except as subordinated to preferred stock in priority), or which is not limited as to the amount of distributions upon liquidation or dissolution of the Company (except as subordinated to preferred stock in priority), and shall include, without limitation, the Company's presently authorized Common Stock, par value $.001 per share.

                  "Demand Registration" means a registration pursuant to Section 3(a).

                  "Equivalent Transaction" means, with respect to any proposed Piggy-Back Registration, the sale, pursuant to Rule 144A or any successor rule thereto, of the Registrable Securities proposed to be sold in such Piggy-Back Registration, which sale, in the good faith judgment of the holders of a majority of such Registrable Securities after consultation with a reputable investment banking firm, is likely to result in sales proceeds of 95% or more of the greater of (i) the sales proceeds pursuant to such Piggy-Back Registration and (ii) if the class of securities of which the Registrable Securities is a part is traded on a national securities exchange or the Nasdaq National Market System, the market price thereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations thereunder as amended from time to time.

                  "NASD" means National Association of Securities Dealers, Inc.

                  "Person" means an individual, firm, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or other entity or a government or agency or political subdivision thereof.

                  "Piggy-Back Registration" means a registration pursuant to
Section 3(e).

                  "Preferred Stock" means the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company, par value $.001 per share, issued or sold pursuant to the Stock Purchase Agreements, or issued by way of stock dividend or stock split in respect thereof, together with any securities issued in substitution or exchange therefor.


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                  "Priority Amount" means $16.6 million.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Registrable Securities" means (a) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, whether owned by any Purchaser or not, and (b) any shares of Common Stock issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that any such share or other security shall be deemed to be a Registrable Security only if and so long as it is a Transfer Restricted Security.

                      "Registration Expenses" See Section 6 hereof.

                  "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                      "SEC" means the Securities and Exchange Commission.

                  "Stock Purchase Agreements" means the Original Purchase Agreement and the New Purchase Agreement.

                  "Transfer Restricted Securities" means securities acquired by the holder thereof other than pursuant to an effective registration under
Section 5 of the Securities Act or pursuant to Rule 144; provided that a Registrable Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                  "Underwritten Registration or Underwritten Offering" means a registration in which securities of the Company are sold (whether by the Company or by selling stockholders) to an underwriter for reoffering to the public.


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         (b)      Knowledge Standard. When used herein, the phrase "to
the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person (ii) with respect to any corporation (or a limited liability company), the actual knowledge of officers and directors, or Persons acting in similar capacities, of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry and (iii) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry. When used herein, the phrase "to the knowledge of the Company," "to the best knowledge of the Company" or any similar phrase shall mean "to the best knowledge of the Company" using the standards set forth in the previous sentence.

         2.       Securities Subject to this Agreement.

         (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

         (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities whether or not such acquisition has actually been effected and disregarding the legal restrictions upon the exercise of such right; provided, however, that a Person shall not be deemed to be a holder of Registrable Securities who, together with such Person's affiliates, then holds Registrable Securities constituting less than one percent (1%) of the then issued and outstanding Common Stock and who may then sell all Registrable Securities owned by such holder in reliance upon Rule 144 of the Securities Act within six months pursuant to the volume restrictions under said Rule based upon the average weekly reported trading volume (currently Rule 144(e)(1)(ii)).

         3.       Demand Registration and Piggy-Back Registration.

         (a) Request for Registration by Holders of Registrable Securities. At any time after the earlier of (i) the last day of the third Agreement Year or
(ii) six months after the closing of the Company's initial public offering, if the Company receives from the holders of at least 50% of the then outstanding Registrable Securities then having a market value of at least $5 million, a written request that the Company effect any registration or qualification with respect to the Registrable Securities, the Company will:

                  (1) within ten (10) days of receipt of such a request, give written notice of the proposed registration or qualification to all other holders of Registrable Securities; and


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                  (2)      as soon as reasonably practicable, use its best
         efforts to effect such registration or qualification (including, without limitation, the execution in the applicable Registration Statement of an undertaking to file required post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request, or the Company in the case of securities requested by the Company to be registered (provided, however, the Company shall be permitted to participate in such registration only to the extent that all Registrable Securities as are specified by any holder in a Demand Registration request have been included in such registration), as are specified in a written notice given to the Company within 20 days after the date of such written notice from the Company pursuant to Section 3(a)(1); provided, however that the Company will not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3(a) after the completion of three Demand Registrations as set forth in Section 3(b).

                  Subject to the foregoing provisions, the Company will file a Registration Statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within one hundred twenty
(120) days, after receipt of the request or requests of the initiating holders, and shall use its best efforts to cause such Registration Statement and Prospectus through which such Demand Registration is effected to remain effective for a period of not more than twelve (12) months; provided, however, that the Company may, for reasonable cause, by written notice to the holders requesting a Demand Registration within ten (10) business days after such request for a Demand Registration is given, elect to defer the Demand Registration for a period not to exceed ninety (90) days (only one such election to defer may be made in any 360-day period), whereupon at any time during such ninety (90) day period the holders requesting such Demand Registration may withdraw such request.

                  (b) Effective Registration. A registration of Registrable Securities will not count as a Demand Registration until it has become effective and has been effective until all Registrable Securities included in such Demand Registration have been sold pursuant thereto, provided, that such period of effectiveness shall not exceed twelve (12) months.

                  (c) Priority on Demand Registrations. If the holder or holders of a majority in number of the Registrable Securities to be registered in a Demand Registration under this Section 3 (or the holder or holders who initiated the Demand Registration) so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the


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holders in writing that in their opinion the Registrable Securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the success of the offering, the Company shall include in such registration the maximum amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect. The Company shall include Registrable Securities in such registration as follows: (i) first, pro rata among the holders of Registrable Securities who have requested to be included in such registration pursuant to Section 3(a), including Section 3(a)(2) (based upon the number of shares requested to be included in such registration), (ii) second, all securities held by the Company for which the Company has requested inclusion pursuant to Section 3(a), and (iii) third, any other holders of securities of the Company who have requested to be included in such registration.

         (d) Selection of Underwriters. The investment banker or bankers and manager or managers that will administer the offering will be nationally recognized investment banking firm(s) selected by the Company with the prior written consent of the holders of a majority in number of Registrable Securities to be included in such offering, which consent shall not be unreasonably withheld.

         (e) Piggy-Back Registration. If the Company determines to file a registration statement under the Securities Act relating to a proposed sale to the public of its equity securities (but excluding registrations relating solely to employees' stock option or purchase plans or relating solely to a transaction employing SEC Form S-4 or Form S-8 or successor forms thereto), either for its own account or the account of a security holder or holders, the Company shall:

                  (1) promptly give to each holder of Registrable Securities written notice thereof (which will include, to the extent known at the time, a list of the jurisdictions in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price or price range, and the plan of distribution);

                  (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after such written notice from the Company; and

                  (3) use its best efforts to cause the managing underwriter or underwriters of such proposed Underwritten Offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the holders of such Registrable Securities that marketing considerations require a limitation on the number of shares of Common Stock


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         offered pursuant to any Registration Statement filed under this Section
         3(e), such limitation shall be imposed pro rata among all holders of Common Stock (other than such holders, if any, initiating the registration pursuant to registration rights granted by the Company, which holders shall receive priority with respect to inclusion in such registration in accordance with such contractual rights) and Registrable Securities who requested inclusion in the registration (based upon the number of shares requested to be included in the registration).

The foregoing notwithstanding, the Company shall not be obligated to effect a Piggy-Back Registration pursuant to this Section 3(e) if at the time of the request for such Piggy-Back Registration an Equivalent Transaction is available.

         (f) Priority on All Registrations. If the Company (i) determines to file a registration statement under the Securities Act relating to a proposed sale to the public of its equity securities (but excluding registrations relating solely to employees' stock option or purchase plans or relating solely to a transaction employing SEC Form S-4 or Form S-8 or any successor forms thereto), either for its own account or the account of a security holder or holders or (ii) receives a written request to effect a Demand Registration, the Company shall promptly give written notification ("Priority Notice") of the proposed registration to all holders of Registrable Securities. Upon receipt of a Priority Notice, any holder of Registrable Securities may elect to join in any such proposed registration pursuant and subject to the terms of this Section 3(f) by providing the Company with written notice of such election and the number of shares for which registration is requested ("Priority Request") within thirty (30) days of receipt of the Priority Notice; provided, however, that the holders of at least a majority of outstanding Registrable Securities so elect.

         Notwithstanding anything to the contrary set forth in this Agreement, in connection with any registration of securities of the Company, upon receipt of a Priority Request, the Company shall include in such registration the Registrable Securities beneficially owned by such holders of Registrable Securities that request to be included in such registration, representing up to the Priority Amount in gross proceeds to such holders (less any amount of gross proceeds received by any holders of Registrable Securities in connection with a prior request pursuant to this Section 3(f)) (the "Priority Securities"), prior to including securities of any other holder in such registration. In connection with any registration in which more than one holder of Registrable Securities makes a request to include Priority Securities, the Company shall include Priority Securities in accordance with such holders' pro rata portion of the Priority Amount (less any amount of gross proceeds received by such holder in connection with a prior request pursuant to this Section 3(f)).

         Any request for registration made pursuant to Section 3(a) or 3(e) that is withdrawn by a majority of the holders of Registrable Securities who requested inclusion therein at any time prior to the date the Registration Statement has become effective, due to a request by the holders of a majority of outstanding Registrable


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Securities pursuant to this Section 3(f), shall not be counted as a Demand
Registration; provided, however, that the holder(s) effecting such withdrawal shall be required to pay any Registration Expenses unless the managing underwriter or underwriters shall have determined that the inclusion of the Priority Securities in such registration would impair the ability to include the Registrable Securities originally proposed for inclusion in such registration by such withdrawing holder(s) or the price at which such shares would be offered to the public. Any request for registration made pursuant to Section 3(f) shall not be counted as a Demand Registration.

         4.       Hold-Back Agreements.

         (a) Restrictions on Public Sale by the Company of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof agrees, if requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the ninety (90) day period subsequent to the filing of the Registration Statement for each Underwritten Offering pursuant to such Registration Statement and during such other period (not less than ninety (90) days) following such effective date as shall be reasonably agreed upon by the Company, the holders of the Registrable Securities whose Registrable Securities are covered by such registration and the managing underwriters.

         (b) Restrictions on Public Sale by the Company and Others. The Company agrees:

                  (1) not to effect any public or private sale or distribution of its debt or equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ninety
         (90) day period prior to the filing of a Registration Statement under
         Section 3 hereof, and during the one hundred twenty (120) day period beginning on, the closing date of each Underwritten Offering made pursuant to a Registration Statement filed under Section 3 hereof, to the extent timely requested in writing by the managing underwriters (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

                  (2) to cause each holder of its privately placed debt or equity securities issued by the Company at any time on or after the date of this Agreement (other than Registrable Securities or securities issued upon the exercise or conversion of securities outstanding as of the date hereof) to agree not to effect any public sale or distribution of any such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted), during the ninety (90) day period subsequent to the filing of the


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         Registration Statement for each Underwritten Offering and during the ninety (90) day period following the effective date of such Registration Statement, in each case to the extent the managing underwriter makes a timely written request that specifically identifies such holder(s).

         5.       Registration Procedures.

         In connection with the Company's registration obligations pursuant to
Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for review by such holders and managing underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto which includes information provided by the holders of Registrable Securities to which the holders of a majority in number of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

         (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any holders of a majority of Registrable Securities covered by the Registration Statement or any managing underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (c) notify the counsel to the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                  (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,


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                  (2)      of any request by the SEC for amendments or
         supplements to the Registration Statement or the Prospectus or for additional information,

                  (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                  (4) if at any time, to the knowledge of the Company, the representations and warranties of the Company contemplated by paragraph
         (n) below cease to be true and correct,

                  (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                  (6) of the existence of any fact, to the knowledge of the Company, which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

         (d) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters and the holders of a majority of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment within three (3) Business Days of the Company's knowledge of any matters that would require such Prospectus supplement or post-effective amendment;

         (f) at the request of any selling holder of Registrable Securities, furnish to such selling holder of Registrable Securities and each managing underwriter, without charge, such number of conformed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all


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documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such holder may reasonably request;

         (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto; provided, however, the Company may revoke such consent at any time the continued use of such Prospectus or any amendment or supplement thereto would be in violation of applicable federal or state securities laws or regulations;

         (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, if not required by applicable law, not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

         (j) use its best efforts to cause, and cooperate with the holders of the Registrable Securities to cause, the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (k) if any fact contemplated by paragraph (c)(6) above shall exist, to the Company's knowledge, during the period that the Company shall be required hereunder to use its best efforts to maintain the effectiveness of the applicable Registration Statement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference


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or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (l) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority in number of such Registrable Securities or by the managing underwriters, if any;

         (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, consistent with subparagraph (i) above, provide the applicable trustees or transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

         (n) enter into agreements (including underwriting agreements) in a form reasonably satisfactory to the Company and take all other appropriate and reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten
Registration:

                  (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings, in a manner reasonably satisfactory to the Company;

                  (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the counsel to the holders of Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings, in a manner reasonably satisfactory to the Company;

                  (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings;

                  (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 7 hereof (or such other substantially similar indemnification and contribution provisions and


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         procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

                  (5) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in the above paragraph (n) shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

         (o) make available to a representative of the holders of a majority in number of the Registrable Securities being sold, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant reasonably related to the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

         (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

         (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

         (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document during business hours upon reasonable advance request and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and that distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (k) above, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (k) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense, unless such supplement or amendment is due to inaccurate information supplied by such holder to the Company in writing specifically for inclusion in the applicable Registration Statement) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by paragraph (k) above or is advised in writing by the Company that the use of the Prospectus may be resumed.

         6.       Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the Registration Statement becomes effective including without limitation:

                  (1)      all registration and filing fees;

                  (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may reasonably designate);

                  (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                  (4) fees and disbursements of counsel (i) for the Company and (ii) for the selling holders of the Registrable Securities;

                  (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                  (6) fees and disbursements of underwriters as reasonably approved by the Company (excluding (x) discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or (y) legal expenses of any Person other than the Company, the underwriters and the selling holders);

                  (7) securities acts liability insurance if the Company so desires, and in such event, coverage for, selling holders of Registrable Securities should they so request and it is available;

                  (8) fees and expenses associated of other Persons retained by the Company; and

                  (9) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

         Notwithstanding the provisions of subsection (a)(4) above, the amount of legal fees reimbursable by the Company with respect to services rendered on behalf of the selling holders of Registrable Securities thereunder shall not, without the consent of the Company (which consent shall not be unreasonably withheld) exceed (i) $5,000 in connection with a registration on Form S-3 and
(ii) $20,000 in connection with any other registration. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with each Registration Statement required hereunder and pursuant to subsection (a)(4)(ii) above, the Company will reimburse the holders of Registrable Securities being registered (together with the holders of all other securities being registered) pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the holders of a majority of such Registrable Securities and such other securities being registered under such Registration Statement.

         7.       Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have.

The Company will also provide customary indemnification to underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) if the representation of such Indemnified Holder by the counsel retained by the Company would be inappropriate due to actual or potential conflicts of interests between the Indemnified Holder and any other party represented by such counsel in such proceeding based on written advice of counsel made available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

         (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors, officers, employees, agents or such controlling person shall have the rights and duties given to each holder by Section 7(a). In no event shall the liability of any selling holder of Registrable Securities under this Section 7(b) be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary Prospectus.

         (c)      Contribution. If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and, at all times after the effective date of the first registration filed by the Company which involves a sale of securities of the Company to the general public, will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

         9. Participation in Underwritten Registrations. No holder of Registrable Securities (or its successors or assigns) may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         10.      Miscellaneous.

         (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, and as provided in the Transaction Agreements (as defined in the Stock Purchase Agreements), and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement, and as of the date of this Agreement the Company is not a party to any agreement, with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof or impairs the rights granted hereunder. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person which has not been terminated on or prior to the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 50% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of 50% of the Registrable Securities being sold.

         (d) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery to the Company at its principal office and to the Shareholders at the addresses or facsimile numbers set forth on Schedule 1 hereto or to such other addresses or facsimile number, as applicable, as any party hereto may designate to the other in writing. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; when mailed, five business days after being deposited in the mail, postage prepaid.

         (e)      Successors and Assigns.

                  (i) Subject to subparagraph (ii) of this Section 10(e), this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Registrable Securities.

                  (ii) The rights to cause the Company to register securities granted to a holder of Registrable Securities by the Company pursuant to this Agreement may be assigned by such holder to a transferee or assignee of any of the holders' Registrable Securities; provided that (1) the Company is given written notice by the holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and (2) within sixty (60) days after being requested to do so by the Company, said transferee or assignee executes an agreement reasonably proposed by the Company by which the transferee or assignee agrees to be bound by the terms hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings as to the subject matter, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Stock Purchase Agreements. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [signature pages follow]

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.


                                       P.F. CHANG'S CHINA BISTRO, INC.



                                       By:   ___________________________________
                                             Richard L. Federico, President

                                             5090 North 40th Street
                                             Suite 160
                                             Phoenix, Arizona 85018
                                             Attention:       Bert Vivian
                                             Telephone:       602-957-8986
                                             Telecopy:        602-957-8998

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                     CATTERTON-SIMON PARTNERS, L.P.

                                     By:      CATTERTON INVESTMENT PARTNERS,
                                              its General Partner
                                     By:      CATTERTON PARTNERS CORPORATION
                                              its Managing General Partner



                                     By:________________________________________
                                          Name:
                                          Title:

                                          115 East Putnam Avenue
                                          Greenwich, Connecticut 06830
                                          Attention:       J. Michael Chu
                                          Telephone:       203-629-4901
                                          Telecopy:        203-629-4903



                                     CATTERTON-PFC, L.L.C.

                                     By:      CATTERTON PARTNERS CORPORATION
                                              its Managing Member



                                     By:________________________________________
                                          Name:
                                          Title:

                                          115 East Putnam Avenue
                                          Greenwich, Connecticut 06830
                                          Attention:       J. Michael Chu

                                          Telephone:       203-629-4901
                                          Telecopy:        203-629-4903

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                     CATTERTON-PFC PARTNERS II, L.L.C.

                                     By:      CATTERTON PARTNERS CORPORATION
                                              its Managing Member



                                     By:________________________________________
                                          Name:
                                          Title:

                                          115 East Putnam Avenue
                                          Greenwich, Connecticut 06830
                                          Attention:       J. Michael Chu
                                          Telephone:       203-629-4901
                                          Telecopy:        203-629-4903

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                     OAK INVESTMENT PARTNERS VI, LIMITED
                                     PARTNERSHIP



                                     By:________________________________________
                                           Gerald R. Gallagher
                                           Managing Member of
                                           Oak Associates VI, LLC,
                                           the General Partner of Oak Investment
                                           Partners VI, Limited Partnership

                                           Oak Investment Partners
                                           4550 Norwest Center
                                           Minneapolis, Minnesota 55402
                                           Attention:       Gerald Gallagher
                                           Telephone:       612-339-9322
                                           Telecopy:        612-337-8017

                                     OAK VI AFFILIATES FUND, LIMITED PARTNERSHIP



                                     By:________________________________________
                                           Gerald R. Gallagher
                                           Managing Member of
                                           Oak VI Affiliates, LLC,
                                           the General Partner of Oak VI
                                           Affiliates Fund, Limited Partnership

                                           Oak Investment Partners
                                           4550 Norwest Center
                                           Minneapolis, Minnesota 55402
                                           Attention:       Gerald Gallagher

                                           Telephone:       612-339-9322
                                           Telecopy:        612-337-8017

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.


                                     TRINITY VENTURES V, L.P.



                                     By:________________________________________
                                          James G. Shennan, Jr.
                                          General Partner

                                          Trinity Ventures
                                          155 Bovet Road, Suite 660
                                          San Mateo, California 94402
                                          Attention:       James G. Shennan, Jr.
                                          Telephone:       415-358-9700
                                          Telecopy:        415-358-9785


                                     TRINITY VENTURES V SIDE-BY-SIDE FUND, L.P.



                                     By:________________________________________
                                          James G. Shennan, Jr.
                                          General Partner

                                          Trinity Ventures
                                          155 Bovet Road, Suite 660
                                          San Mateo, California 94402
                                          Attention:       James G. Shennan, Jr.
                                          Telephone:       415-358-9700
                                          Telecopy:        415-358-9785

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     ARABELLA S.A.



                                     By:________________________________________
                                          Name:
                                          Title:

                                          c/o Scorpion Holdings
                                          599 Lexington Avenue, Suite 2700
                                          New York, New York 10022
                                          Attention:       Kevin McCarthy
                                          Telephone:       (212) 207-9020
                                          Telecopy:        (212) 207-9050



                                     ALBA, LTD.



                                     By:________________________________________
                                           Name:
                                           Title:

                                           c/o Scorpion Holdings
                                           599 Lexington Avenue, Suite 2700
                                           New York, New York 10022
                                           Attention:       Kevin McCarthy
                                           Telephone:       (212) 207-9020
                                           Telecopy:        (212) 207-9050

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     YVES SISTERON



                                     ___________________________________________
                                     602 North Crescent Avenue
                                     Beverly Hills, California 90210
                                     Telephone:       310-858-8042
                                     Telecopy:        310-550-1876



                                     STEVEN LEBOW



                                     ___________________________________________
                                     150 North Cliffwood
                                     Los Angeles, California 90049
                                     Telephone:       310-282-6165
                                     Telecopy:        310-282-6178

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     SUSAN C. SCHNABEL AND EDWARD L.
                                     PLUMMER, JOINTLY



                                     ___________________________________________
                                     Susan C. Schnabel



                                     ___________________________________________
                                     Edward L. Plummer

                                     40858 N. 109th Place
                                     Scottsdale, Arizona 85262
                                     Telephone:       (602) 595-1366
                                     Telecopy:        (602) 595-1041

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     JOSEPH SCHELL



                                     ___________________________________________
                                     3983 Happy Valley Road
                                     Lafayette, California 94549
                                     Telephone:       415-627-2000
                                     Telecopy:        415-249-5513


                                     KARL MATTHIES



                                     ___________________________________________
                                     7 Bellagio Road
                                     P. O. Box 1322
                                     Ross, California 94957
                                     Telephone:       415-627-2250
                                     Telecopy:        415-249-5513


                                     MURRAY HUNEKE



                                     ___________________________________________
                                     315 Ambar Way
                                     Menlo Park, California 94025
                                     Telephone:       415-627-2873
                                     Telecopy:        415-249-5512

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.


                                     DAVID JACQUIN



                                     ___________________________________________
                                     c/o Montgomery Securities
                                     600 Montgomery Street
                                     San Francisco, California 94111
                                     Telephone:       (415) 627-2000
                                     Telecopy:        (415) 249-5513


                                     PAUL S. MADERA AND JOAN K. MADERA, JTWROS


                                     ___________________________________________
                                     Paul S. Madera

                                     ___________________________________________
                                     Joan K. Madera

                                     1205 Vancouver Avenue
                                     Burlingame, California 94010
                                     Telephone:       415-627-3174
                                     Telecopy:        413-249-5704


                                     KENNETH LANG



                                     ___________________________________________
                                     c/o Putnam Investments
                                     One Post Office Square

                                     Boston, Massachusetts 02109
                                     Telephone:       (617) 760-7443
                                     Telecopy:        (617) 292-1784

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.


                                     RICHARD FEDERICO



                                     ___________________________________________
                                     c/o P.F. Chang's China Bistro, Inc.
                                     5090 North 40th Street
                                     Suite 160
                                     Phoenix, Arizona 85018
                                     Telephone:       602-957-8986
                                     Telecopy:        602-957-8998


                                     EDWARD J. MATHIAS



                                     ___________________________________________
                                     5120 Cammack Drive
                                     Bethesda, Maryland 20816
                                     Telephone:       202-626-1228
                                     Telecopy:        202-347-1818


                                     A. WILLIAM ALLEN



                                     ___________________________________________
                                     7710 Sweetgum Avenue
                                     Los Colinas, Texas 75063
                                     Telephone:       (972) 401-0668
                                     Telecopy:        (972) 444-8375

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     J. RICHARD FREDERICKS



                                     ___________________________________________
                                     2395 Vallejo Street
                                     San Francisco, California 94010
                                     Telephone:       415-627-2000
                                     Telecopy:        413-249-5513


                                     C. DONALD DORSEY



                                     ___________________________________________
                                     1225 E. Warner Road, Lot 18
                                     Tempe, Arizona 85284-3245
                                     Telephone:       602-491-3109
                                     Telecopy:        602-491-1505

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     MICHAEL G. MUELLER AND CHRISTINE ELLEN
                                     CULLENS, TRUSTEES OF THE MUELLER-CULLENS
                                     FAMILY TRUST U/D/T/ DATED JULY 9, 1996



                                     ___________________________________________
                                     Michael G. Mueller, Trustee



                                     ___________________________________________
                                     Christine Ellen Cullens, Trustee

                                     2710 Filbert Street
                                     San Francisco, California 94112
                                     Telephone:       415-775-4528

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     MICHAEL WELBORN



                                     ___________________________________________
                                     c/o Bank One, Arizona
                                     201 North Central Avenue
                                     35th Floor
                                     Phoenix, Arizona 85004
                                     Telephone:       (602) 221-1674
                                     Telecopy:        (602) 221-2684

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     GLOBAL RETAIL PARTNERS, L.P.

                                     By:      GLOBAL RETAIL PARTNERS, INC.,
                                              its General Partner



                                     By:________________________________________
                                           Name:
                                           Title:

                                     Global Retail Partners, L.P.
                                     277 Park Avenue, 19th Floor
                                     New York, New York 10172
                                     Attention:       Nicole Arnaboldi/Theo Rand
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-7552

                                     Global Retail Partners, L.P.
                                     2121 Avenue of the Stars, 30th Floor
                                     Los Angeles, California 90067
                                     Attention:       Osamu Watanabe
                                     Telephone:       (310) 282-6100
                                     Telecopy:        (310) 282-6178

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     DLJ DIVERSIFIED PARTNERS, L.P.

                                     By:      DLJ DIVERSIFIED PARTNERS, INC.,
                                              its General Partner



                                     By:________________________________________
                                           Name:
                                           Title:

                                     DLJ Diversified Partners, L.P.
                                     277 Park Avenue, 19th Floor
                                     New York, New York 10172
                                     Attention:       Nicole Arnaboldi/Theo Rand
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-7552

                                     with copy to:
                                     DLJ Diversified Partners, L.P.
                                     277 Park Avenue, 23rd Floor
                                     New York, New York 10172
                                     Attention:       Ivy Dodes
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-2689

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     GRP PARTNERS, L.P.

                                     By:      GLOBAL RETAIL PARTNERS, INC.,
                                              its General Partner



                                     By:________________________________________
                                           Name:
                                           Title:

                                     GRP Partners, L.P.
                                     277 Park Avenue, 19th Floor
                                     New York, New York 10172
                                     Attention:       Nicole Arnaboldi/Theo Rand
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-7552

                                     with copy to:
                                     GRP Partners, L.P.
                                     2121 Avenue of the Stars, 30th Floor
                                     Los Angeles, California 90067
                                     Attention:       Osamu Watanabe
                                     Telephone:       (310) 282-6100
                                     Telecopy:        (310) 282-6178

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     GLOBAL RETAIL PARTNERS FUNDING, INC.



                                     By:________________________________________
                                           Name:
                                           Title:

                                     Global Retail Partners Funding, Inc.
                                     277 Park Avenue, 19th Floor
                                     New York, New York 10172
                                     Attention:       Nicole Arnaboldi/Theo Rand
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-7552

                                     with copy to:
                                     Global Retail Partners Funding, Inc.
                                     2121 Avenue of the Stars
                                     Los Angeles, California 90067
                                     Attention:       Osamu Watanabe
                                     Telephone:       (310) 282-6100
                                     Telecopy:        (310) 282-6178

                         P.F. CHANG'S CHINA BISTRO, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.



                                     DLJ FIRST ESC L.L.C.

                                     By:      DLJ LBO PLANS MANAGEMENT
                                              CORPORATION, its Manager



                                     By:________________________________________
                                           Name:
                                           Title:

                                     DLJ First ESC L.L.C.
                                     277 Park Avenue, 19th Floor
                                     New York, New York 10172
                                     Attention:       Ed Poletti
                                     Telephone:       (212) 892-3005
                                     Telecopy:        (212) 892-7272

                                     with copy to:
                                     DLJ First ESC L.L.C.
                                     277 Park Avenue, 23rd Floor
                                     New York, New York 10172
                                     Attention:       Ivy Dodes
                                     Telephone:       (212) 892-3000
                                     Telecopy:        (212) 892-2689

                         P.F. CHANG'S CHINA BISTRO, INC.



                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                             Dated as of May 1, 1997

                                TABLE OF CONTENTS

 1.  (a)      Definitions........................................................................   1
     (b)      Knowledge Standard.................................................................   3

 2.  Securities Subject to this Agreement........................................................   4
     (a)      Registrable Securities.............................................................   4
     (b)      Holders of Registrable Securities..................................................   4

 3.  Demand Registration and Piggy-Back Registration.............................................   4
     (a)      Request for Registration by Holders of Registrable Securities......................   4
     (b)      Effective Registration.............................................................   5
     (c)      Priority on Demand Registrations...................................................   5
     (d)      Selection of Underwriters. ........................................................   6
     (e)      Piggy-Back Registration............................................................   6
     (f)      Priority on All Registrations......................................................   7

 4.  Hold-Back Agreements........................................................................   7
     (a)      Restrictions on Public Sale by the Company of Registrable Securities...............   7
     (b)      Restrictions on Public Sale by the Company and Others..............................   8

 5.  Registration Procedures.....................................................................   8

 6.  Registration Expenses.......................................................................  14

 7.  Indemnification.............................................................................  15
     (a)      Indemnification by the Company.....................................................  15
     (b)      Indemnification by Holder of Registrable Securities................................  17
     (c)      Contribution.......................................................................  17

 8.  Rule 144....................................................................................  18

 9.  Participation in Underwritten Registrations.................................................  18

10. Miscellaneous................................................................................  19
     (a)      Remedies...........................................................................  19
     (b)      No Inconsistent Agreements.........................................................  19
     (c)      Amendments and Waivers.............................................................  19
     (d)      Notices............................................................................  19
     (e)      Successors and Assigns.............................................................  20
     (f)      Counterparts.......................................................................  20
     (g)      Headings...........................................................................  20
     (h)      Governing Law......................................................................  20
     (i)      Severability.......................................................................  20
     (j)      Entire Agreement...................................................................  20